                                                                   EXHIBIT 10.14

                            CONFIDENTIAL TREATMENT

               AMENDED AND RESTATED STRATEGIC ALLIANCE AGREEMENT

          This Amended and Restated Strategic Alliance Agreement (this "Agreement") is entered into as of September 26, 2000 by and between E*TRADE Group Inc., a Delaware corporation ("E*TRADE"), and Wit SoundView Group, Inc. a Delaware corporation ("Wit"); provided, however, that the terms and conditions of this Agreement shall not become binding or effective until the effective time of the Merger.

          WHEREAS, the parties hereto are entering into an Account Transfer Agreement (the "Account Transfer Agreement"), pursuant to which Wit will cause Wit Capital Corporation to transfer to E*TRADE Securities, Inc. all right, title and interest in and to the online retail brokerage accounts maintained by Wit Group, in connection with Wit Group's agreement to no longer engage in the online retail brokerage business; and

          WHEREAS, Wit Group (as defined herein) wishes to offer, and E Group (as defined herein) wishes for Wit Group to offer, existing and future investment banking products and services to customers of E Group, upon the terms and conditions hereof;

          NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   CERTAIN DEFINITIONS.

          (a) "Accounts" means those non-online brokerage accounts maintained by Wit Group for natural persons whose individual net worth, or joint net worth with that person's spouse, exceeds $5,000,000. As of the date of this Agreement, Wit Group maintains approximately 300 of such accounts and hereby covenants and agrees that it will not seek to expand this segment of its business at any time during the term of this Agreement, and in any event shall not at any time during the term of this Agreement maintain more than 500 of such accounts. Wit Group shall use its reasonable efforts to cause any potential new Accounts for natural persons to open online accounts at E Group and maintain retail brokerage accounts with E Group.

          (b) "Affiliate" of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person. For purposes of this definition, "control" (or "controlled," as the context may require) shall have the meanings set forth in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

          (c) "Change in Control" means, with respect to any Person, (i) the acquisition of such Person by another Person of a majority of the voting interests in such first Person; (ii) the sale of all or substantially all of the assets of such first Person; (iii) a merger, consolidation, or other business combination pursuant to which the stockholders of such Person prior to the effective date of such transaction have beneficial ownership of less than fifty percent (50%) of the total combined voting power or economic interests of the surviving or continuing entity immediately following such transaction; or (iv) any other acquisition by another Person of


Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                            CONFIDENTIAL TREATMENT

primary control (as defined for purposes of the above definition of Affiliate) of the first Person, including through a proxy contest, proxy solicitation or the election or appointment of directors nominated or designated by such other Person. For purposes of the foregoing definition, a Person shall also include and refer separately to any subsidiaries of such Person that taken together account for more that 50% of such Person's broker-dealer or investment banking (including research) assets or revenues on a consolidated basis.

          (d) "Covered Issuer" means any issuer that (i) is organized in the U.S., (ii) is not a registered or an unregistered investment company (other than any particular registered closed-end investment company with respect to which Wit Group is acting as an Underwriter or dealer *****, it being understood that the foregoing exception is designed to provide exclusivity for registered closed-end funds only on a case-by case-basis) or an investment fund, pooled investment vehicle or trust; and (iii) is not a registered investment company or is not an investment fund or a pooled investment vehicle managed by E Group or Wit Group as a proprietary securities product.

          (e) "Covered Offering" means the U.S. tranche of any private placement of equity or equity derivative securities (including common stock, preferred stock, convertible debt securities and warrants or other securities convertible into or exchangeable for the same or other equity or equity derivative securities) of a Covered Issuer.

          (f) "Covered Securities" means all securities offered in Covered Offerings that are allocated through Wit Group for qualified retail investors.

          (g) "E Group" means E*TRADE and/or its controlled Affiliates, as the context may require.

          (h) "Excluded Securities" means (i) securities that are allocated by Wit Group for offering or sale to the Accounts and (ii) securities that are allocated by Wit Group for offering or sale to employees, directors and Affiliates of Wit Group.

          (i) "Initial Public Offering" means an underwritten initial public offering in the United States of common stock, ordinary shares, American Depository Shares or the equivalent by whatever name, of a Covered Issuer that is not a registered investment company or real estate investment trust, that is offered and sold in an initial public offering in which the aggregate offering price of the shares in the U.S. tranche without exercise of any overallotment option exceeds $***** and is less than $*****.

          (j) "IPO Retail Shares" means Retail Securities consisting of common stock, ordinary shares, American Depository Shares or the equivalent by whatever name offered and sold in an Initial Public Offering.


***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                                       2.

                            CONFIDENTIAL TREATMENT

          (k) "Merger" means the merger of E*OFFERING Corp. into Wit SoundView Corp. pursuant to the Merger Agreement.

          (l) "Merger Agreement" means the Agreement and Plan of Merger dated as of May 15, 2000, by and among Wit, Wit SoundView Corporation and E*OFFERING Corp.

          (m)  "NASD" means the National Association of Securities Dealers, Inc.

          (n) "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization or other entity or organization.

          (o) "Qualified Co-manager" means, with respect to any calendar year, one of the ten highest ranked investment banks in the United States from the previous calendar year, based on the total number of completed initial public offerings in the United States (as published by Commscan or, if Commscan ceases to publish such transaction statistics, Bloomberg, L.P. or another nationally recognized financial research organization).

          (p) "Registered Offering" means the U.S. tranche of any initial public offering, follow-on or secondary offering or other offering of equity or equity derivative securities (including common stock, preferred stock, convertible debt securities and warrants or other securities convertible into or exchangeable for the same or other equity or equity derivative securities) of a Covered Issuer that is registered with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

          (q) "Retail Securities" means all securities offered in a Registered Offering that are allocated by Wit Group for retail distribution, which shall not in any event be less than *****% of the amount of "non-designated" shares available to Wit Group in such Registered Offering; provided, however, that any "non-designated" shares allocated by Wit Group that are Excluded Securities shall not be deemed available to Wit Group for purposes of determining compliance with Section 4(a) of this Agreement.

          (r)  "Start Date" means July 1, 2000.

          (s) "Wit Group" means Wit and/or its controlled Affiliates, as the context may require.


***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                                       3.

                            CONFIDENTIAL TREATMENT

2.   RELATIONSHIP.

          During the term of this Agreement, Wit Group, on a non-exclusive basis (except as specifically provided in Section 3(a)(ii) below), shall be entitled to offer securities of all kinds through E Group to customers of E Group. E Group shall be entitled to reject any such securities at its sole discretion; provided, however, that E Group may not offer for sale or sell any securities being offered by Wit in an E Group rejected offering that are subject to Wit Group's Exclusivity Right that are offered to it by another Person who is participating in such rejected offering (an "Alternative Allocation"), provided, further that E Group may accept an Alternative Allocation in an offering rejected by E Group that is not subject to Wit Group's Exclusivity Right if the relevant per unit selling concession or similar economic consideration payable to E Group in such Alternative Allocation is greater than that which Wit Group is prepared to pay after having been given an opportunity to match such selling concession or other economic consideration. Beginning as early as practicable in the course of each securities offering and placement, Wit Group shall consult with E Group regarding E Group's interest in offering the securities to customers of E Group. E Group shall endeavor to advise Wit Group within a commercially reasonable time of its intention to accept or not accept any offering. In any offering that E Group accepts that is not subject to Wit Group's Exclusivity Right, E Group shall take from or through Wit Group a mutually agreed upon proportion of the securities made available for distribution by E Group hereunder for offering and sale to its customers.

3.   EXCLUSIVITY.

          (a)  Exclusivity.
               -----------

               (i)   Wit Group's Obligations.  Subject to Section 15(a) and the
                     -----------------------
     provisions of this Section 3, Wit Group shall make available for sale solely and exclusively through E Group to customers of E Group all Retail Securities and all Covered Securities (other than Excluded Securities). Retail Securities offered through the auction facility of Vostock shall be deemed to be offered solely and exclusively through E Group to customers of E Group for purposes of the preceding sentence and Section 4(a). Wit Group will coordinate and cooperate with E Group such that an efficient and cost effective process is established whereby all such Retail Securities and all Covered Securities are made available to E Group for offer, sale and delivery through E Group to customers of E Group. Wit Group and E Group will evaluate the Vostock process to determine how best to provide access to auctions conducted by Wit Group through Vostock with the objective of providing a seamless interface to Vostock auctions to help maximize the number of shares that can be distributed to E Group customers. In addition, Wit Group and E Group will evaluate whether the Vostock process is appropriate for initial public offerings and Wit Group agrees that it will not use Vostock for initial public offerings without E Group's consent.

               (ii)  E Group's Obligations.  Subject to Section 15(b) and the
                     ---------------------
     provisions of this Section 3, so long as Wit Group is in compliance with
     Section 3(a)(i) and is not then in default of any of its material obligations under this Agreement, in each

                                       4.

                            CONFIDENTIAL TREATMENT

     Registered Offering and in each Covered Offering E Group shall only offer to its United States retail customers Retail Securities and Covered Securities, respectively, and shall not offer to its United States customers any Retail Securities in a Registered Offering, or Covered Securities in a Covered Offering, made available by any Person other than Wit Group in any Registered Offering or Covered Offering (the "Exclusivity Right"); it being understood that, notwithstanding anything herein to the contrary, E Group shall be permitted to offer to its United States customers any and all non-equity or non-equity-linked securities (such as debt securities) and equity or equity-linked securities of companies located outside the United States to those of its customers located either within or outside of the United States.

               (iii) Duration of Exclusivity Right.  As a result of the
                     -----------------------------
     foregoing and subject to the other express provisions of this Agreement, for the five years following the Start Date, the Exclusivity Right shall be in existence.

          (b)  Non-Competition.
               ---------------

               (i) At all times that the Exclusivity Right is in effect and E Group is not then in default of any of its material obligations under this Agreement in any manner that would permit termination of this Agreement by Wit pursuant to Section 18(c), Wit shall not, and shall not permit any of its subsidiaries to:

                     (A) enter into or engage, directly or indirectly, in the business of operating a retail securities brokerage business in the United States, other than with respect to the Accounts; or

                     (B) solicit retail customers, other than the Accounts, in competition with E Group or any of its Affiliates in the business of operating a retail securities brokerage business in the United States.

               (ii) At all times that the Exclusivity Right is in effect and Wit Group is not then in default of any of its material obligations under this Agreement in any manner that would permit termination of this Agreement by E*TRADE pursuant to Section 18(c), E*TRADE shall not, and shall not permit any of its subsidiaries to, enter into or engage, directly or indirectly, in the investment banking business in the United States with respect to those investment banking activities of E Group that are restricted by the Exclusivity Right.

               (iii) During the terms of this Agreement and for a period of twelve months thereafter, Wit Group will not solicit any employee of E Group for the purpose of offering employment to such Person and E Group will not solicit any employee of Wit Group for the purposes of offering employment to such person. The foregoing shall not prohibit Wit Group or E Group from offering employment to or hiring any employee responding to a newspaper or other general solicitation.

               (iv) Without limitation, the parties agree and intend that the covenants contained in this Section 3(b) shall be deemed to be a series of separate covenants and

                                       5.

                            CONFIDENTIAL TREATMENT

     agreements, one for each and every political subdivision of each jurisdiction. If, in any judicial proceeding, a court shall refuse to enforce in such action any of the separate covenants deemed included herein, then at the option of the party hereto entitled to the benefit of such covenants, wholly-unenforceable covenants or components thereof shall be deemed eliminated from the provisions hereof for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such a proceeding. The parties intend to have covenants enforceable to the fullest extent of the law as to scope, time and geography.

               (v) The parties agree that due to the nature of the services and capabilities of the parties, there can be no adequate remedy at law for any breach of the obligations of the other party under this Section 3(b) hereunder, that any such breach by one party may allow the other party hereto and/or third parties to unfairly compete with the breaching party and its affiliates resulting in irreparable harm to the other party and therefore, that upon any such breach or any threat thereof, the other party and its affiliates shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law and attorneys' fees and costs of suit, in connection with any breach, or any enforcement, of the breaching parties obligations pursuant to this Section 3(b).

               (vi) Each party acknowledges, and represents and warrants to the other, that its covenants in this Section 3(b) are reasonably necessary for the protection of the other party's interests under this Agreement and are not unduly restrictive upon it or any of its Affiliates.

               (vii) Each Party shall notify the other of any breach or alleged breach by the other of any provision of this Section 3(b).

          (c) Additional Consideration. At or prior to the Closing under the Account Transfer Agreement, Wit Group shall issue to E*TRADE, (i) four million twenty-five thousand nine hundred and forty-eight (4,025,948) shares (the "Alliance Shares") of Wit common stock, par value $0.01 per share ("Common Stock") and (ii) a warrant issued to E Group in the form attached hereto as Annex A (the "Warrant") to purchase up to an aggregate of two million (2,000,000) shares of Common Stock, as further consideration, together with the transactions contemplated by the Account Transfer Agreement, for E Group entering into the strategic alliance contemplated hereby and terminating the existing Letter of Intent referred to below. Certificates, in form reasonably satisfactory to E*TRADE, representing the Alliance Shares shall be delivered to E*TRADE at or prior to the Closing under the Account Transfer Agreement. The Alliance Shares and the shares issuable upon exercise of the Warrant, in each case upon issuance as provided herein, shall be (i) validly issued, fully paid, non-assessable and free and clear of any liens, charges, preemptive rights or other encumbrances or restrictions and (ii) issued in compliance with all applicable laws.

          The Alliance Shares shall be subject to prohibitions on transfer for a three-year period from the date of the Closing under the Merger Agreement, and each certificate for such Alliance Shares shall be subject to a restrictive legend substantially in the form set forth in Exhibit A to the Merger Agreement providing for a thirty-six month prohibition on transfer.

                                       6.

                            CONFIDENTIAL TREATMENT

4.   SHARE ALLOCATION.

     (a)  Wit Group Share Allocation.  Wit Group agrees that (i) in each and
          --------------------------
every Registered Offering that Wit Group participates in as an underwriter, placement agent, broker-dealer, selling group member, distributor or otherwise, the amount of Retail Securities in such offering that shall be made available to E Group shall be ***** percent (*****%) of the total Retail Securities (other than Excluded Securities) in such offering and (ii) in each and every Registered Offering that Wit Group participates in as an underwriter, placement agent, broker-dealer, selling group member, distributor or otherwise, the amount of "non-designated" shares in such offering that shall be made available to E Group shall be at least ***** percent (*****%) of the total of such "non-designated" shares available to Wit Group in such offering; provided, however, that any "non-designated" shares allocated by Wit Group that are Excluded Securities shall not be deemed available to Wit Group for purposes of determining compliance with the preceding percentage threshold. For purposes of this Agreement, "non-designated" shares shall mean those shares that are not specifically designated for allocation to institutional accounts or other accounts by the lead managing underwriter or placement agent.

          Each of the allocation requirements set forth above may only be waived by the written approval of E Group or the member of the commitment committee of Wit Group designated by E Group. E*TRADE shall be entitled to reject or not accept participation in any equity offering at its sole discretion.

          (b)  E Group's Allocations in Lead Managed Public Offerings.  Solely
               ------------------------------------------------------
with respect to Registered Offerings in which Wit Group is the lead managing underwriter and in which shares are not rejected by E Group for distribution to customers of E Group, the amount of equity securities allocated or made available to E Group in each such offering must be at least *****% of the total amount of securities offered in each such offering.

          (c)  E Group Customer Allocation.  E Group shall establish
               ---------------------------
commercially reasonable criteria for the allocation to retail brokerage accounts of securities made available by Wit Group to E Group in any offerings under this Agreement. E Group shall undertake commercially reasonable steps to maximize share retention of Registered Securities by its retail customers for at least thirty (30) days, subject to applicable regulatory requirements.

          Private Placements.  The parties hereto shall negotiate in good faith
          ------------------
the terms and conditions under which Wit Group shall make available Covered Securities for offering by E Group in private placements, and such terms and conditions shall be evidenced in an addendum to this Agreement. Such addendum shall include matters such as identifying which types of Covered Offerings are appropriate or eligible for offering to qualified retail investor customers of E Group, the methods of qualifying customers for particular Covered Offerings, the methods for determining the amount of Covered Securities in such offerings that should be made available to qualified retail investors, the proportion thereof that should be made available for customers of E


***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                                       7.

                            CONFIDENTIAL TREATMENT

Group and the compensatory arrangements for E Group's participation in Covered Offerings, and other matters relating to such offerings. To the extent that the parties are unable to agree upon the terms and conditions of such addendum, any such disagreements shall be resolved by the Committee (as defined in Section 16(c)).

5.   RETAIL ACCOUNT INQUIRIES; SHARE PROGRAMS.

          (a)  Account Inquiries.  Wit Group shall promptly direct to E Group
               -----------------
all inquiries with respect to Retail Securities or retail accounts (other than Accounts) that Wit Group receives, either directly or indirectly.

          (b)  Share Programs.  E Group shall pay to Wit Group, within 30 days
               --------------
following the end of each calendar quarter during the term of this Agreement, the Program Fee described below for each new retail brokerage account opened at E Group by a retail customer for the purpose of participating in an "affinity" or "directed" share program, or similar such program, administered by Wit Group, including without limitation, (i) Wit Group's electronic Affinity Share Program ("eASP") and (ii) Wit Group's electronic Directed Share Program ("eDSP"). The "Program Fee" shall be $***** for each such new account opened at any time prior to the first anniversary of the Merger, and shall be a mutually agreed upon comparable amounts paid by E Group to other Persons for similar customer account acquisitions executed by E Group over the then preceding 12-month period. E Group and Wit Group shall negotiate in good faith on an annual basis to determine the amount of the Program Fee prior to each yearly anniversary of the Merger, and the amount so determined shall be in effect thereafter until the next succeeding anniversary of the Merger. E Group shall be entitled to reject or not accept any such new account at its sole discretion. Notwithstanding
Section 6 hereof, Wit Group shall pay to E Group ***** percent (*****%) of the selling concession in connection with the Retail Securities allocated to any eASP account or eDSP account.

6.   SELLING CONCESSIONS.

          Lead/Co-Managed Deals.  Subject to the requirements of NASD Rule 2710
          ---------------------
(Corporate Finance Rule), in connection with all public offerings in which Wit Group participates as a lead managing underwriter or co-managing underwriter, E Group, on the one hand, and Wit Group, on the other hand, will share the dealer selling concession otherwise allocable in respect of such offerings as follows:
(i) E Group will receive ***** percent (*****%) of such concession on offerings in which the number of shares allocated or made available for sale through E Group to its customers in connection with the offering is ***** percent (*****%) or less of the total number of shares (before giving effect to any over-allotment option) offered to the public in such offering; (ii) E Group will receive ***** percent (*****%) of such concession on offerings in which the number of shares allocated or made


***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                                       8.

                             CONFIDENTIAL TREATMENT

available for sale through E Group to its customers in connection with the offering is greater than ***** percent (*****%), but less than ***** percent (*****%), of the total number of shares (before giving effect to any over-allotment option) offered to the public in such offering and (iii) E Group will receive ***** percent (*****%) of such concession on offerings in which the number of shares allocated or made available for sale through E Group pursuant to the offering is equal to or greater than ***** percent (*****%) of the total number of shares (before giving effect to any over-allotment option) offered to the public in such offering.

          (a)  Minimum Payments on Co-Managed Deals.  With respect to each and
               ------------------------------------
every Registered Offering in which Wit Group is a co-managing underwriter, to the extent the amount of Retail Securities allocated or made available for sale by E Group to its customers does not in the aggregate equal at least *****% *****%, and *****% of the total amount of all securities offered in each such public offering during any of the first, second or third *****-month periods following the Start Date (the amount of securities representing such shortfall, the "Allocation Deficiency"), Wit Group shall pay to E Group an amount equal to the portion of the dealer selling concession which would have been otherwise allocable under Section 6(a) above with respect to the Allocation Deficiency. All such payments shall be made on a quarterly basis, by wire transfer of immediately available funds to an account or accounts designated by E Group to Wit Group, within 15 days after the end of the calendar quarter in which the obligation to make such payments arise (or in the case of the last quarter or portion thereof during the term of this Agreement, within 15 days after the expiration or termination of this Agreement).

          (b)  Other Equity Public Offerings.  Subject to the requirements of
               -----------------------------
NASD Rule 2710 (Corporate Finance Rule), in connection with all Registered Offerings in which Wit Group participates as an underwriter, dealer or a member of the selling group, but is not a lead managing underwriter or co-managing underwriter, E Group, on the one hand, and Wit Group, on the other hand, will share the dealer selling concession otherwise allocable to Wit Group in respect of such public offerings as follows: (i) E Group will receive ***** percent (*****%) of such concession on offerings in which the number of shares allocated or made available for sale through E Group to its customers in connection with the offering is less than ***** shares and (ii) E Group will receive ***** percent (*****%) of such concession on offerings in which the number of shares allocated or made available for sale through E Group to its customers in connection with the offering is greater than ***** shares.

          (c) Other Public Offerings. Subject, where applicable, to the
              ----------------------
requirements of NASD Rule 2710 (Corporate Finance Rule), in connection with all other public offerings in which Wit Group participates as an underwriter, dealer or other member of the selling group, but is not the lead managing or co-managing underwriter, E Group and Wit Group shall negotiate the selling concession or similar payment in connection with any such offering on a class-by-class or case-by-case basis.

***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                                       9.

                            CONFIDENTIAL TREATMENT

          (d)  Time of Payment.  The foregoing selling concession and comparable
               ---------------
payments shall be paid to E Group at the same time as paid to other selling group participants, and as consistent with industry practice, except as provided in Section 6(b) of this Agreement.

7.   TRADING FLOW.

          (a)  Lead Managed Offerings.  For any Registered Offering in which Wit
               ----------------------
Group is a lead managing underwriter, E Group shall use commercially reasonable efforts to direct all secondary market orders with respect to the particular security offered in such offering to Wit Group, or to a broker-dealer specified by Wit Group, for a period of ***** from the date on which such public offering commences trading. Wit Group shall pay to E Group a market rate trading flow rebate (currently $***** per share, to be adjusted at least annually to reflect adjustment to the prevailing market rate) for each share so directed. Notwithstanding anything herein to the contrary, E Group and Wit Group understand and agree that no provision of this Agreement shall restrict the other, in its reasonable good faith judgment, from taking, without liability to the other, any action required by any rule or regulation of the SEC, any self-regulatory organization or any governmental entity to which it is subject, or from complying with any fiduciary duties to its customers; provided that it shall, prior to taking such action, to the extent reasonably feasible in light of the then circumstances, notify the other in writing thereof and consult with the other regarding the steps to be taken to ensure compliance with such rule or regulation.

          (b)  Co-Managed Offerings.  For any Registered Offering in which Wit
               --------------------
Group is a co-managing underwriter but not a lead managing underwriter, E Group shall use commercially reasonable efforts to direct all secondary market orders with respect to the particular security offered in such public offering to Wit Group, or to a broker-dealer specified by Wit Group, for a period of 6 months from the date on which such public offering commences trading. Notwithstanding anything herein to the contrary, E Group and Wit Group understand and agree that no provision of this Agreement shall restrict the other, in its reasonable good faith judgment, from taking, without liability to the other, any action required by any rule or regulation of the SEC, any self-regulatory organization or any governmental entity to which it is subject, or from complying with any fiduciary duties to its customers; provided that it shall, prior to taking such action, to the extent reasonably feasible in light of the then circumstances, notify the other in writing thereof and consult with the other regarding the steps to be taken to ensure compliance with such rule or regulation. Wit Group shall pay to E Group, in addition to the selling concession paid pursuant to Section 6 hereof, an incremental ***** percent (*****%) of the selling concession that would otherwise be attributable to such allocated securities.

          (c)  Market Making.  Except for shares already covered by Section 7(a)
               -------------
and (b) above, E Group shall use commercially reasonable efforts to direct all secondary market orders


***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                                      10.

                            CONFIDENTIAL TREATMENT

with respect to each security for which Wit acts as market maker, to Wit Group from the time that Wit notifies E Group that it is properly registered and prepared to commence making a market in such security until Wit Group ceases making a market in such security. Except for shares already covered by Section 7(a) and (b) above, Wit Group shall pay to E Group a trading flow rebate (currently $***** per share for all shares directed to Wit Group (the "Blended
Rate)). The parties agree to review the Blended Rate at least quarterly and to negotiate in good faith adjustments to the Blended Rate to ensure that the Blended Rate remains competitive with the highest trading flow rebate or other consideration received by E Group for similar types and sizes of orders from the two market makers, electronic communication networks, securities exchanges or other securities trading markets other than Wit Group ("Market Centers") to which E Group routes the largest and second largest number of secondary market orders for execution during the immediately preceding quarter. Notwithstanding anything herein to the contrary, E Group and Wit Group understand and agree that
(i) no provision of this Agreement shall restrict the other, in its reasonable good faith judgment, from taking, without liability to the other, any action required by any rule or regulation of the SEC, any self-regulatory organization or any governmental entity to which it is subject, or from complying with any fiduciary duties to its customers, provided that it shall, prior to taking such action, to the extent reasonably feasible in light of the then circumstances, notify the other of such action prior to, or within a reasonable time after taking such action, and (ii) following the thirty (30) month anniversary of the effective time of the Merger, E Group or Wit Group may each release itself thereafter from the obligations under this Section 7(c) upon 180 days' written notice to the other.

          (d)  Correspondent Orders.  The phrase secondary market orders as used
               --------------------
in this Section 7, shall not include orders placed by customers of third parties unaffiliated with E Group who introduce orders to E Group pursuant to a correspondent clearing arrangement between such third parties and E Group if E Group receives direction by the correspondent to place such order through another Market Center.

          (e)  Trade Information.  Subject to Section 9(a), Wit Group shall
               -----------------
forward to E Group no less than monthly, information, in a mutually agreed upon format, requested by E Group that will assist E Group in analyzing the execution quality of secondary market orders directed to Wit Group in accordance with this
Section 7. Such information shall include transaction order files that provide an audit trail for each secondary market order, including the time the order was received by Wit Group, the time of execution, relevant quotation information and other information that E Group reasonably requests. Wit Group agrees to provide reports to E Group that permit E Group to analyze the elements of secondary market order execution quality, including but not limited to, price improvement/disimprovement, execution speed, liquidity enhancement and auto-execution.

8.   SALES AND MARKETING; priority status.

          (a) General.  Wit Group and E Group shall each create and develop
              -------
advertising and marketing products and materials, and shall engage in mutually agreed upon co-


***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                                      11.

                            CONFIDENTIAL TREATMENT

branding activities, to promote the strategic alliance between the parties, which shall include the display of Wit's logos and brand names, including Vostock, on the E*TRADE web site, and E*TRADE's name and logos on the Wit Group web site, in each case as appropriate (in the reasonable discretion of E*TRADE or Wit, as applicable) for the location on the website, at no charge to the other party. The parties hereto shall negotiate in good faith the terms and conditions of an agreement covering other advertising and marketing, web site presentation, potential new product development and customer presentation, all as related to the ongoing business activities between the parties contemplated by this Agreement. Following execution of this Agreement, the parties shall designate appropriate representatives of their organizations to engage in such negotiations and to establish a timetable therefor; it being the intent of the parties to enter into such agreement as soon as reasonably practicable. Wit Group and E Group shall conduct their joint advertising and marketing activities in coordination with and subject to the approval of the other party and in a manner consistent with applicable NASD rules, securities regulations and other applicable laws.

          (b)  Approvals.  Any use by Wit Group of any E Group trademark,
               ---------
license or tradename in any sales, marketing or advertising-related materials, including without limitation, press releases, marketing literature, print advertisements and commercials, must be approved by the Chief Marketing Officer of E*TRADE or such other person as E*TRADE duly authorizes and designates to Wit Group in writing (which approval shall not be unreasonably withheld). Any use by E Group of any Wit Group trademark, license or tradename in any sales, marketing or advertising-related materials, including without limitation, press releases, marketing literature, print advertisements and commercials, must be approved by the Senior Vice President of Marketing of Wit or such other person as Wit duly authorizes and designates to E Group in writing (which approval shall not be unreasonably withheld). Wit Group and E Group shall use commercially reasonable efforts to implement and maintain sales support capability for the purpose of offering and selling Wit Group's products and services to E Group's customers.

          (c)  Priority Status.  E Group agrees that with respect to investment
               ---------------
funds managed by Wit Group or one of its Affiliates, it shall provide a priority status for such products compared to other competitor's products that E Group is distributing at the same time.

9.   ACCOUNT DATA

          (a)  Access to Data.  Prior to the occurrence of a Performance
               --------------
Failure or any other default by Wit Group of its obligations under this Agreement and subject to applicable law, regulatory requirements and E*TRADE's customer privacy policies, E Group shall share demand data, trading data and other customer account data as shall be determined by the parities for all retail customer accounts to which shares are allocated form Wit Group. Wit Group shall share such share demand data, trading data and other customer account data as shall be determined by the parties. Any such data shall be made available in an aggregated format such that individual account information is not made available to the other party.

          (b)  Privacy of Consumer Financial Information.  Wit Group and E
               -----------------------------------------
Group are mindful of the interests of customers and consumers in privacy of their financial information. Accordingly, performance of the parties obligations under this Agreement shall be made in conformity with Regulation S-P of the SEC and other applicable privacy regulations. The parties

                                      12.

                            CONFIDENTIAL TREATMENT

agree that it is their intent in the performance of their obligations under this Agreement and in the sharing of customer and consumer financial information to utilize the exceptions for sharing of information afforded by sections 9, 10 and 11 of Regulation S-P.

10.  RESEARCH PRODUCTS

          Wit Group shall provide any and all research products in connection with the operation of the underwriting, investment banking and financial services business of Wit Group (to a comparable extent as the written research products provided to Wit Group's institutional clients, subject to the last sentence of this paragraph) to E Group for the benefit and use by the retail customers of E Group, subject to E Group's reasonable discretion and at no cost or expense to E Group or its Affiliates or such retail customers. E Group and Wit Group will cooperate with each other to develop promptly after the closing of the Merger the regulatory and technological processes and mechanisms for providing such research to retail customers of E Group at the same time as it is provided to institutional clients of Wit Group, reflecting the parties' intent to place retail and institutional recipients of such research products in the same position from a time perspective. Wit Group shall cooperate with E Group to develop such research products for the tailored use by retail customers, making such adjustments and modifications as are reasonably necessary. Wit Group shall not distribute any such research products to Competitors of E Group
without E*TRADE's prior written consent.   "Competitors" shall mean direct
competitors in the online brokerage industry including, but not limited to, Charles Schwab, Merrill Lynch, Ameritrade and TD Waterhouse. Wit Group shall be able to distribute its research products through all other distribution channels and independent sources of research content; provided, however, that in providing any such research products, Wit Group shall work with E Group to develop differences in the delivery of content thereof in order to provide the customers of E Group with a meaningful advantage.

11.  COMMITMENT COMMITTEES.

           Prior to the expiration of the Exclusivity Right and provided that E Group is not then in default of any of its material obligations under this Agreement, subject to appropriate confidentiality provisions, E Group shall be entitled to participate in all meetings of Wit Group's commitment committees and shall receive all notices and materials provided to members of such committees at the same time as they are provided to other members of such committees.

12.  BOARD REPRESENTATION.

          Prior to the occurrence of a Change of Control of E*TRADE and provided that E Group is not then in default of any its material obligations under this Agreement, and that either (a) E*TRADE continues to own at least 50% of the sum of (i) the number of shares of Common Stock of Wit (adjusted for stock splits and similar events) that it receives pursuant to the Merger and (ii) the Alliance Shares it receives pursuant to the terms of this Agreement or (b) the Exclusivity Right is then in effect; (i) E Group shall be entitled to designate for nomination one representative of E Group reasonably acceptable to Wit Group as a director of Wit Group (and Wit Group and its Board of Directors shall recommend and nominate for election of, and solicit votes in favor of election of, such nominee to the Board) and (ii) General Atlantic Partners, LLC shall be entitled to designate for nomination one representative of

                                      13.

                            CONFIDENTIAL TREATMENT

General Atlantic Partners, LLC reasonably acceptable to Wit Group as a director of Wit Group (and Wit Group and its Board of Directors shall recommend and nominate for election of, and solicit votes in favor of election of, such nominee to the Board). It shall be deemed reasonably acceptable to Wit Group for E Group and General Atlantic Partners, LLC to designate for nomination the chief executive officer of E Group and a managing member of General Atlantic Partners, LLC, respectively. Wit Group shall use its reasonable best efforts to cause such designees to be elected to its Board of Directors.

13.  INTERNATIONAL ALLIANCE.

          Wit Group and E Group agree that Wit Group, whether directly or through its affiliates, shall have a non-exclusive right to distribute its equity security offerings originating in foreign countries through E Group, its subsidiaries and affiliates, on economic terms that are customary for similar arrangements in such countries or if no such custom exists, substantially similar to those applicable to comparable transactions in the United States, except to the extent that E Group or such subsidiary or affiliate is subject, as of the date of this Agreement, to a contractual obligation that prevents it from entering into such an arrangement and such obligation has not been terminated. Wit Group and E Group shall use commercially reasonable efforts to negotiate an extension of the exclusivity provisions of the strategic alliance contemplated by this Agreement to the comparable activities of Wit Group and E Group in countries other than the United States in which they now or in the future might operate. In addition, E Group shall make a good faith effort to include Wit Group in offerings of issuers organized outside the United States with respect to securities offered and sold within the United States if the relevant per unit selling concession or similar economic consideration payable to E Group (after the potential inclusion of Wit Group in a particular offering) with respect to its United States sales is no less than that otherwise available to E Group. Notwithstanding the foregoing, this Agreement shall not prohibit E Group from either directly or indirectly engaging in such transactions.

14.  BUSINESS NAME.

          Simultaneously with, or immediately following, the closing of the Merger, Wit shall, and shall cause Wit SoundView Corp., as the successor to E*OFFERING Corp. to unconditionally and irrevocably (i) forever set aside, and permanently discontinue any and all use in and to (and shall not assign, transfer or deliver to any third party, other than E*TRADE) the "E*OFFERING" corporate and trade name, and the E*OFFERING logo, or any part or combination of the "E*OFFERING" corporate and trade name, and the E*OFFERING logo, (ii) forever set aside, and permanently discontinue any and all use in and to, (and shall not assign, transfer or deliver to any third party, other than E*TRADE) the E*OFFERING website address, and (iii) destroy all documents, business stationery and cards, marketing literature, print advertisements, recordings and other physical indicia or embodiments of the "E*OFFERING" name or logo (provided that Wit Group shall be entitled to retain a copy of all books and records necessary for tax, accounting and corporate record keeping for non-commercial purposes).

                                      14.

                            CONFIDENTIAL TREATMENT

15.  CHANGE IN CONTROL.

          (a)  Change in Control of E*TRADE.  In the event of any Change in
               ----------------------------
Control of E*TRADE during any period in which the Exclusivity Right is in effect and the Person who acquires control of E*TRADE or is its successor either breaches its obligations as the successor to E Group or does not honor the Exclusivity Right (or, in the case of a Person who acquires control of E*TRADE, fails to provide contractual assurances that it will cause E Group to honor the Exclusivity Right or satisfy such obligations) (all such Persons and successors collectively being referred to as the "E Group Successor") or materially breaches its obligations under Section 3 of this Agreement, (i) Wit Group shall continue to have the right (on a non-exclusive basis) to provide to E Group securities of all types for offering by E Group to its retail customers under the terms of this Agreement for a period of two years following such Change in Control as if the E Group Successor were E Group, but shall no longer be obligated to offer all of its Retail Securities (other than Excluded Securities) exclusively to customers of E Group and will no longer be the exclusive provider of Retail Securities to customers of the Successor; (ii) E Group or the E Group Successor shall pay to Wit the E Group Liquidated Damages Amount as liquidated damages and not as a penalty, in either (A) United States dollars or (B), subject to the following sentence, at its option, in the same nature, form and value as the consideration received by E*TRADE in the Change in Control transaction, if any, and (iii) Wit shall be entitled to transfer to it, free and clear of all liens, encumbrances and claims, title to all shares of common stock of Wit remaining at such time in the escrow established pursuant to Section 4.2 of the Merger Agreement. In lieu of accepting the same consideration that E-TRADE received in such Change in Control transaction, Wit Group may elect to receive up to that number of Wit Shares then held by E Group equal in value to the E Group Liquidated Damages Amount. Any consideration other than cash must be freely transferable, free and clear of all liens, encumbrances, restrictions and claims, so that Wit Group may immediately convert such consideration (other than Wit Shares) into cash. Value for such consideration shall be the Closing price for the primary trading session on the primary market for such security on the last business day immediately preceding payment to Wit Group; provided, however, that the value per share of Wit Common Stock shall not be less than $10.25 (as adjusted for stock splits and similar changes in capitalization). The option of paying the E Group Liquidated Damages Amount in other than cash applies only when such consideration involves fully registered and freely marketable common or preferred stock. The "E Group Liquidated Damages Amount" means the sum of $120,000,000, reduced by $3,333,333 at the end of each calendar month, commencing the month in which the Merger Closing occurs and continuing until the E Group Liquidated Damages Amount equals $80,000,000.

          (b)  Change in Control of Wit.  In the event of a Change in Control
               ------------------------
of Wit during any period in which the exclusivity rights of E Group are in effect and the Person who acquires control of Wit or is its successor either breaches its obligations as the successor to Wit Group or does not assume the obligations of Wit Group under this Agreement (or, in the case of a Person who acquires control of Wit Group, fails to provide contractual assurances that it will cause Wit to satisfy such obligations) (all such Persons and successors collectively being referred to as the "Wit Group Successor") or materially breaches its obligations under Section 3 of this Agreement (i) Wit or the Wit Group Successor shall continue to offer (on a non-exclusive basis) securities to customers of E Group through E Group, and E Group shall no longer be obligated to utilize the

                                      15.

                            CONFIDENTIAL TREATMENT

Wit Group Successor as its exclusive provider of Retail Securities for offering and sale to customers; and (ii) the Wit Group Successor shall pay to E*TRADE the Wit Group Liquidated Damages Amount as liquidated damages and not as a penalty, in either (A) United States dollars or (B), subject to the following sentence, at its option, in the same nature, form and value as the consideration received by Wit in the Change in Control transaction, if any, and (iii) E*TRADE shall be entitled to transfer to it, free and clear of all liens, encumbrances and claims, of title to it to all shares of Common Stock of Wit that it beneficially owns remaining at such time in the escrow established pursuant to Section 4.2 of the Merger Agreement. Any consideration other than cash must be freely transferable, free and clear of all liens, encumbrances, restrictions and claims, so that E Group may immediately convert such consideration into cash. Value for such consideration shall be the closing price for the primary trading session on the primary market for such security on the last business day immediately preceding payment to E Group. The option of paying the Wit Group Liquidated Damages Amount in other than cash applies only when such consideration involves fully registered and freely marketable common or preferred stock. The "Wit Group Liquidated Damages Amount" means the sum of $75,000,000, reduced by $2,083,333 at the end of each calendar month, commencing the month in which the Merger Closing occurs and continuing until the Wit Group Liquidated Damages Amount equals $50,000,000.

          (c) Payment of the E Group Liquidated Damages Amount and the transfer of the shares of Wit common stock referred to in Section 15(a)(iii) shall constitute the sole and exclusive remedy of Wit with respect to any Change in Control of E*TRADE or its subsidiaries. Payment of the Wit Group Liquidated Damages Amount shall constitute the sole and exclusive remedy of E*TRADE with respect to any Change in control of Wit Group or its subsidiaries. The parties hereto expressly agree that they have arrived at the foregoing amounts as reasonable estimates of their total damages in light of their inability to agree on the amount of actual damages each would incur in the event of a breach or non-assumption by the other party following a Change in Control of such other party and their agreement that it would be extremely difficult to determine such damages at the time in light of the consideration being paid in connection with this Agreement, the scope of their business relationship, the exclusive nature of a portion of their business relationship, the creation of goodwill and the dynamic nature of the businesses they are in.

16.  DISPUTE RESOLUTION.

          (a)  Disputes.  If despite the use of all reasonable efforts by Wit
               --------
Group and E Group, they are unable to resolve any disagreement, dispute, controversy or claim arising under or related to this Agreement (a "Dispute") under or regarding this Agreement relating to the Strategic Alliance, either Wit Group or E Group may, at any time and from time to time, provide written notice to that effect to the other with a reasonably complete description of the nature of the Dispute, whereupon the Chief Executive Officers of each of Wit and E*TRADE shall themselves use all commercially reasonable efforts to reach agreement or resolve such Dispute. If such Dispute remains unresolved after the 30th day after receipt by Wit or E*TRADE of such notice, either party may refer such Dispute to binding arbitration pursuant to Section 16(b). In the case of a Dispute consisting of failure to reach agreement on a Dispute, the arbitrator(s) shall select from among the courses of action or inaction proposed by each party that

                                      16.

                            CONFIDENTIAL TREATMENT

course of action which the arbitrator(s) believe would best further the objective of this Agreement. In the case of a Dispute over the interpretation of this Agreement, the arbitrator(s) shall rule in accordance with his interpretation thereof under applicable law.

          (b) Arbitration. All Disputes and all other disputes and controversies
              -----------
of every kind and nature between the parties hereto arising out of or in connection with this Agreement as to the construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, or breach, shall, after the procedures required by Section 16(a) above, be submitted to arbitration pursuant to the following procedures in accordance with the provisions of the NASD Code of Arbitration Procedures.

          (c)  Disputes Over the Details of Implementation. The Parties
               -------------------------------------------
recognize that the precise terms of the contemplated marketing agreement referred to in Section 8(a) and the basis of exclusivity for private placements referred to in Section 4(e) have not been determined, and that in negotiating such terms disagreements will inevitably occur. To assure that these disagreements do not delay or hinder the strategic alliance, the parties agree that any disagreement over the details of negotiations of such matters shall be decided by a committee initially consisting of Christos M. Cotsakos, the designee of E*TRADE, Steven M. Gluckstern, the designee of Wit Group and William Ford, the designee of General Atlantic Partners, LLC (the "Committee"). All decisions of this Committee shall be by majority vote and shall be binding on each party; provided, however, that if there is a change in the identity of the Wit Group representative that is not consented to by the E Group representative, then all decisions of the Committee must be unanimous. Either party may bring a disagreement to the Committee and the Committee shall meet in person or by telephone to resolve the disagreement within ten business days of written notification to the members of the Committee that a dispute exists. All decisions must be made within ten business days of such meeting.

          Each party recognizes that the members of the Committee are subject to multiple conflicts of interest, and each hereby waives such conflicts and agrees to indemnify each member to the fullest extent permitted by Delaware law as if such member were acting as a director of such party at all times. If any of the designated parties resigns from or is otherwise unable to serve on the Committee, the remaining members of the Committee shall choose a successor from a list of three names submitted by the employer of the member that is no longer serving, at least one of whom must be the CEO or comparable executive for that entity.

17.  SUBLEASE.

E Group and Wit shall enter into non-binding negotiations for the possible sublease of a mutually agreed portion of the property located at 123 Townsend, San Francisco, CA 94107.

18.  TERM; TERMINATION.

          (a)  Term.  The term of this Agreement shall remain in effect until
               ----
the fifth anniversary of the Start Date, unless terminated earlier in accordance with the terms of this Agreement. On or after the fourth anniversary of the closing of the Merger, the Agreement shall be automatically renewed on a daily basis unless and until nine (9) months notice of cancellation

                                      17.

                            CONFIDENTIAL TREATMENT

is provided by either party to the other party. Notice of cancellation pursuant to the preceding sentence may be given at any time during the term of this Agreement.

          (b)  Automatic Termination.  This Agreement shall be automatically
               ---------------------
terminated if either the Merger Agreement or the Account Transfer Agreement is terminated in accordance with their respective terms. In the event of such early termination of this Agreement, the rights and obligations of the respective parties under this Agreement shall terminate and be of no further force or effect.

          (c)  Termination for Breach.  This Agreement may be terminated at
               ----------------------
any time by (i) Wit Group, on the one hand, or by E*TRADE on the other hand, if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of E Group (in the case of termination by Wit Group) or on the part of Wit Group (in the case of termination by E Group), which breach shall not have been cured within thirty (30) business days following receipt by the breaching party of written notice of such breach from the other and a determination through the last step of the dispute resolution process taken that such party has materially breached the Agreement and has not cured such breach or (ii) by Wit, on the one hand, or by E*TRADE on the other hand in the event that the NASD, the Securities Exchange Commission or any other regulatory body, places a material restriction on the business of the other that materially limits the other's ability to perform its obligations hereunder.

19.  LETTER OF INTENT.

          The binding letter of intent dated January 12, 2000 between E*OFFERING Corp. and E*TRADE (the "Letter of Intent") shall be deemed terminated and superceded in its entirety by this Agreement upon the closing of the Merger. Notwithstanding anything to the contrary in this Agreement, the Letter of Intent shall remain in full force and effect until the closing of the Merger and the performance by E Group of its obligations pursuant to the Letter of Intent shall not be deemed to be a breach by E Group of its obligations set forth in this Agreement, including without limitation, the exclusivity provision set forth in
Section 3 hereof.

20.  RIGHT OF INSPECTION; REPORTS.

          (a)  Right of Inspection.  At all reasonable times during the term
               -------------------
of this Agreement, E Group and Wit shall each have the right to inspect and copy, through its duly authorized representatives, books, records and accounts of the other in order to determine compliance by the other with the terms and conditions of this Agreement.

          (b)  Yearly Reports.  During the terms of this Agreement, each
               --------------
party shall deliver to the other, within thirty (30) calendar days after the end of each calendar year, a report (a "Yearly Report") certified by its chief financial officer of setting forth the following information:

               (i) statistical data relating to the performance by it of its agreements hereunder;

               (ii) statistical data relating to the compliance by it with its exclusivity requirements set forth in Section 3; and

                                      18.

                             CONFIDENTIAL TREATMENT

               (iii) a schedule of every public offering, private placement or other securities offering in which it or any of its Affiliates participated in as an underwriter, placement agent, broker-dealer, selling group member, distributor or otherwise, including whether it acted in the capacity of lead managing or co-managing underwriter (collectively, the "Compliance Statistics").

          (c) Quarterly Reports. During the term of this Agreement, each party
              -----------------
shall deliver to the other within twenty (20) calendar days after the end of each of the first three calendar quarter of each calendar year, a report (a "Quarterly Report") certified by its chief financial officer setting forth the Compliance Statistics.

          (d) Confidentiality of Reports. Except as otherwise required by law,
              --------------------------
by governmental or regulatory authorities, or in response to court order, or upon the prior written consent of a party, all non-public information included in all Yearly Reports and Quarterly Reports shall be kept confidential by the other and its directors, officers, employees, agents and representatives, shall not be disclosed to any other person or entity, and shall only be used for the purposes provided herein.

21.  MISCELLANEOUS.

          (a) Notices. All notices, demands or other communications to be given
              -------
or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, one (1) day after delivery to a reputable overnight courier service (charge prepaid) for overnight delivery to the recipient, three (3) days after deposit with the U.S. Postal Service for mailing to the recipient by certified or registered mail, return receipt requested and postage prepaid, or when transmitted by facsimile (with request for immediate confirmation or receipt in a manner customary for communications of such type and with physical delivery of the communication being made by one of the other means specified in this Section as promptly as practicable thereafter to the following addresses, respectively, or to such alternative address as either party may furnish in writing to the other from time to time:

If to E*TRADE or E Group:                   If to Wit or Wit Group:

E*TRADE Group, Inc.                         Wit SoundView Group, Inc.
4500 Bohannon Drive                         826 Broadway
Menlo Park, California  94025               New York, New York  10003
Fax:  (650) 331-6803                        Fax:  (212) 253-5289
Attn:  Thomas A. Bevilacqua                 Attn:  Mark F. Loehr

                                      19.

                             CONFIDENTIAL TREATMENT

with a copy (for legal notices) to:         with a copy (for legal notices) to:

Brobeck, Phleger & Harrison LLP             Wit SoundView Group, Inc.
Two Embarcadero Place                       826 Broadway
2200 Geng Road                              New York, New York  10003
Palo Alto, CA 94303-0913                    Attn:  Lloyd H. Feller, Esq.
Attn:  Curtis L. Mo, Esq.                   Fax:  (212) 253-5289
Fax: (650) 496-2736

          (b) Successors and Assigns. This Agreement may not be assigned or
              ----------------------
delegated, in whole or in part, by any party hereto without the prior written consent of the other party hereto; provided, however, that this Agreement may be assigned to a successor or acquiring entity without such consent in the event of a Change in Control of the assigning party. Subject to the foregoing, this Agreement shall be binding upon the inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          (c) Severability. In the event that any provision of this Agreement
              ------------
shall be declared invalid or unenforceable by a court of competent jurisdiction in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent declared invalid or unenforceable without affecting the validity or enforceability of the other provisions of this Agreement, and the remainder of this Agreement shall remain binding on the parties hereto.

          (d) Section Headings. Section heading in this Agreement are inserted
              ----------------
for convenience of reference only, and shall not affect the interpretation of this Agreement.

          (e) Governing Laws. This Agreement shall in all respects be construed
              --------------
in accordance with and governed by the laws of the State of New York without regard to the conflicts or choice of law provisions thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of California or the State of New York, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California or the State of New York for such persons and waives and covenants not to assert or plead any objection that they might otherwise have to such jurisdiction and such process.

          (f) Entire Agreement. This Agreement (including the exhibits hereto
              ----------------
and the documents and instruments referred to herein) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings with respect thereto.

          (g) Amendments; Waivers. This Agreement may not be changed, amended,
              -------------------
terminated, augmented, rescinded, or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of

                                      20.

                             CONFIDENTIAL TREATMENT

its obligations or representations hereunder or thereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

          (h) Representations and Warranties. E*TRADE hereby represents to Wit
              ------------------------------
that that all of the statements contained in Annex B to this Agreement are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date).

          (i) Counterparts. This Agreement may be executed in one or more
              ------------
counterparts, each of which shall be deemed an original and both of which together shall be considered one and the same Agreement.

          (j) Mutual Cooperation. The parties shall cooperate in good faith and
              ------------------
take such other commercially reasonable actions as are reasonably necessary to effect the intents and purposes of this Agreement and the strategic alliance contemplated hereby.

                                      21.
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                             CONFIDENTIAL TREATMENT

          IN WITNESS WHEREOF, the parties hereto have caused this Strategic Alliance Agreement to be duly executed and delivered on its behalf as of the date first written above.

E*TRADE GROUP INC.                        WIT SOUNDVIEW GROUP, INC.


By: __________________________________    By: __________________________________
Name:                                     Name:
Title:                                    Title:

                                      22.

                            CONFIDENTIAL TREATMENT

                                    ANNEX A

                                FORM OF WARRANT

                                      23.

                             CONFIDENTIAL TREATMENT

                                    ANNEX B

                   REPRESENTATIONS AND WARRANTIES OF E*TRADE

Capitalized terms used in this Annex B but not otherwise defined in the Agreement shall have the meanings set forth in the Merger Agreement.


     1.   Authorization; Validity of Agreement.

E*TRADE has full corporate power and authority to execute and deliver this Agreement , and to consummate the transactions contemplated hereunder. The execution, delivery and performance by E*TRADE of this Agreement , and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of E*TRADE and no other corporate action on the part of E*TRADE is necessary to authorize the execution and delivery by E*TRADE of this Agreement or the consummation by E*TRADE of such transactions. This Agreement has been duly executed and delivered by E*TRADE and, assuming due and valid authorization, execution and delivery thereof by Wit, this Agreement is the valid and binding obligations of E*TRADE enforceable against E*TRADE in accordance with its terms.

     2.   Consents and Approvals; No Violations.

Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Advisers Act, the Exchange Act, the Securities Act, the rules and regulations of the NASD, the HSR Act, state securities or Blue Sky laws, Delaware Law and California Law, none of the execution, delivery or performance of this Agreement by E*TRADE, the consummation by E*TRADE of the transactions contemplated hereby or compliance by E*TRADE with any of the provisions hereof shall (i) conflict with or result ing any breach of any provision of the Certificate of Incorporation, the Bylaws or similar organizational documents of E*TRADE, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any material agreement or contract to which E*TRADE is a party (the "E*TRADE Agreements"), or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to E*TRADE, any to which E*TRADE is a party or by which any of the assets of it is bound, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on E*TRADE and its Subsidiaries, taken as a whole. There are no third party consents or approvals required to be obtained under any of E*TRADE Agreements prior to the consummation of the transactions hereunder, except for such consents and approvals the failure of which to be obtained would not, individually or in the aggregate, have a material adverse effect on E*TRADE and its Subsidiaries, taken as a whole.

                                      24.